Consent of independent Auditors



The Board of Directors
Astropower, INC.


     As independent public accountants, we hereby consent to the incorporation of our reprt dated June 22, 2001 in this Form 8-K, into Astropower, INC.'s previously filed Registration Statement. It should be noted that we have performed no audit procedures subsequent to June 22, 2001, the date of our report, except with respect to the Note (1) 3 as to which the date is September 11, 2001.



SERESPA

/s/ Fernando Puyuelo Ramos
--------------------------
Fernando Puyuelo Ramos
November 15, 2001
Valencia, Spain

Consent of independent Auditors



The Board of Directors
Astropower, INC.


     As independent public accountants, we hereby consent to the incorporation of our report dated June 12, 2000 in this Form 8-K, into Astropower, INC.'s previously filed Registration Statement. It should be noted that we have performed no audit procedures subsequent to June 12, 2000, the date of our report.



SERESPA


/s/ Fernando Puyuelo Ramos
--------------------------
Fernando Puyuelo Ramos
November 15, 2001
Valencia, Spain